Exhibit 99.1

Prothena Announces Appointment of Biotech Pioneer to Board of Directors

Christopher S. Henney, PhD joins Prothena Board

DUBLIN, Ireland, Mar. 19, 2013 - Prothena Corporation plc (Nasdaq:PRTA), a biotechnology company focused on the discovery and development of novel antibodies for the potential treatment of a broad range of diseases, today announced the appointment of Christopher S. Henney, PhD to its board of directors and Audit, Compensation, and Nominating and Corporate Governance Committees. Dr. Henney joins existing directors Lars Ekman, MD, PhD, Chairman; Dale Schenk, PhD, president and CEO; Richard Collier and Shane Cooke.

“As co-founder of three biotechnology companies and as chairman or director of several others, Chris has extensive experience in leading biotech innovation from early-stage research through commercialization of therapies. His significant insights will be invaluable to us as we develop novel antibodies for the potential treatment of a broad range of diseases and advance these potential therapies through clinical development,” said Dr. Ekman. “On behalf of Prothena and the Board of Directors, I welcome Chris and look forward to drawing upon his strategic, operational and clinical judgment.”

Christopher S. Henney, PhD, DSc

Christopher S. Henney, PhD, DSc is the chairman of the board of directors of Oncothyreon, Inc., and of Anthera Pharmaceuticals, Inc., both biotechnology companies. He is a vice-chairman of the board of directors of Cyclacel Pharmaceuticals, Inc. From 1995 until his retirement in 2004, Dr. Henney was chairman and chief executive officer of Dendreon Corporation, a publicly traded biotechnology company that he co-founded. Dr. Henney was also a co-founder and Chief Scientific Officer of Immunex Corporation and of ICOS Corporation, both publicly traded biotechnology companies. Dr. Henney received a PhD in experimental pathology from the University of Birmingham, England, where he also obtained his DSc for contributions in the field of immunology.

About Prothena

Prothena Corporation plc (Nasdaq:PRTA) is a biotechnology company focused on the discovery and development of novel antibodies for the potential treatment of a broad range of diseases that involve protein misfolding or cell adhesion, particularly on the discovery and development of potential therapeutic monoclonal antibodies directed specifically to disease-causing proteins. These potential therapies have a broad range of indications, including AL and AA forms of amyloidosis, Parkinson’s disease and related synucleinopathies, and novel cell adhesion targets involved in inflammatory disease and metastatic cancers. For more information, please visit www.prothena.com.

Forward-looking Statements

This press release contains forward-looking statements within the meaning of the Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934. These statements relate to, among other things, our plans to develop and advance new product candidates through clinical development. These forward-looking statements are identified by their use of terms and phrases such as “anticipate,” “believe,” “could,” “should,” “estimate,” “expect,” “intend,” “may,” “plan,” “predict,” “project,” “potential,” “target,” “will” and similar terms and phrases, including references to assumptions. These statements are based on assumptions that may not prove accurate. Actual results could differ materially from those anticipated due to known and unknown risks, uncertainties and other factors including, but not limited to the risks and uncertainties described in the “Risk Factors” section of the information statement included as Exhibit 99.1 to our Current Report on Form 8-K filed with the Securities and Exchange Commission on December 21, 2012. Prothena undertakes no obligation to update publicly any forward-looking statements contained in this press release as a result of new information, future events or changes in Prothena’s expectations.

Contact

Anita Kawatra, Prothena Corporation

646-256-5116, anita.kawatra@prothena.com